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AXP Discovery Fund, Inc.
File No. 2-72174/811-3178

EXHIBIT INDEX

Exhibit (h)(5):     Transfer Agency Agreement dated Feb. 1, 1999 between
                    Registrant and American Express Client Service Corporation.

Exhibit (m):        Plan and Agreement of Distribution dated July 1, 1999
                    between Registrant and American Express Financial Advisors
                    Inc.

Exhibit (p)(1):     Directors' Power of Attorney to sign Amendments to this
                    Registration Statement, dated Jan. 14, 1999.

Exhibit (p)(2):     Officers' Power of Attorney to sign Amendments to this
                    Registration Statement, dated March 1, 1999.